UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1 to
Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RMR Real Estate Income Fund
(Exact name of registrant as specified in its charter)

Maryland	20-4649929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 (Address of principal executive office) (ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-156412

Securities to be registered pursuant to Section 12(g) of the Act:  None

Amendment No. 1 to Form 8-A

RMR Real Estate Income Fund, a Maryland statutory trust (the "Registrant"), hereby amends and adopts the Form 8-A filed by RMR Real Estate Income Fund, a Delaware statutory trust (the "Predecessor Registrant"), as filed on June 17, 2009, by replacing in its entity Item 1 with the following Item 1:

Item 1.  Description of Registrant's Securities to be Registered.

The shares ("Shares") to be registered hereunder are common shares of beneficial interest, $0.001 par value per Share, of the Registrant. The description of the Shares is contained under the headings "Effect of Redomestication on Shareholders' Investments in the Fund" and "Effect of Redomestication on Shareholders' Rights" to, and in the related exhibits in, the definitive proxy statement filed by the Predecessor Registrant pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on February 24, 2017, and is deemed to be incorporated herein by reference and made part of this registration statement.

Item 2.  Exhibits.

1.	Agreement and Declaration of Trust*
2.	By-Laws*

* Incorporated by reference to the definitive proxy statement filed by the Predecessor Registrant on Schedule 14A (File No. 811-22260), filed on February 24, 2017.

[The remainder of this page was left intentionally blank. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RMR Real Estate Income Fund

Date: April 18, 2017	By:	/s/ Fernando Diaz
	Name:	Fernando Diaz
	Title:	President